Exhibit 99.1

NEWS RELEASE

Contact:	Alliance Data Julie Prozeller – Analysts/Investors Financial Dynamics 212-850-5721 alliancedata@fd.com Shelley Whiddon – Media 214.494.3811 Shelley.whiddon@alliancedata.com

Alliance Data Announces Long-standing Company and Industry Executive to Retire

Company Appoints Industry and Alliance Data Veteran
as President of their Private Label Services Business

DALLAS, Texas (September 8, 2011) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that Ivan Szeftel, age 58, president of Alliance Data’s private label services business, has decided to retire effective March 1, 2012.  Effective September 8, 2011, Melisa Miller, senior vice president of client sales, will become president.

Mr. Szeftel joined the company 13 years ago after serving in executive positions within the specialty retail industry.  Mr. Szeftel will transition out of his current position into an advisory role to the private label operations and will continue as executive chairman of Alliance Data’s bank subsidiary World Financial Network Bank (WFNB).  Upon his retirement, he will serve as an independent board member of WFNB, providing experience and continuity with regulators and the debt markets.

Under Mr. Szeftel’s leadership, Alliance Data’s private label business prospered greatly, posting an enviable track record of strong growth.  During his tenure, the business has grown its credit sales from $4 billion in 2001 to an estimated $9.5 billion, representing an increase of 138 percent, or just under 10 percent annually; similarly so, success was achieved in portfolio growth, which grew from $2.1 billion to $5 billion.  Financial results followed a similar growth trajectory.

Ms. Miller, age 52, has been with the company since 2006 and is a long-time veteran of the industry.  Prior to joining Alliance Data, she held a sales leadership role with Experian, where her career spanned over 20 years.  Ms. Miller has been responsible for building and retaining the long-term partnerships with the business’s retail clients, for which Alliance Data provides card programs. Under her leadership, she was responsible for driving incremental sales for clients through new programs and products, while increasing wallet share within the private label card programs.  Her significant experience in private label, along with her strong leadership skills will be key assets as she assumes responsibility for guiding a growing team of over 3,000 associates.

Strategic Focus

Mr. Szeftel leaves a legacy of operational excellence and strong financial performance.  The strong track record noted earlier included the period of intense macro pressures caused by the Great Recession, during which he led the private label business through the liquidity crisis, elevated consumer credit losses and uncertainty caused by regulatory changes impacting the card industry.  With record results expected this year and a very strong jump-off in place for 2012, the business is well prepared to perform equally strong in the coming decade as it has in the previous decade.

As the economy continues to shake off the most damaging aspects of the Great Recession, the private label business will now have a more intense focus on growth:  growth is expected to come from existing clients, new client start-up programs and acquisitions of existing programs/portfolios not with Alliance Data today.  Ms. Miller’s background in both generating new client sales and developing strong client relations make her well suited for her new role and the business’s emphasis on growth.

While the private label industry is just a fraction of the size of the general purpose bankcard market, it continues to offer a compelling source of growth for Alliance Data.  Specifically, Alliance Data’s private label “sandbox” is defined as being focused on relatively small ($200 million annual sales) to moderate-size retailers (a few billion in sales).  This represents roughly 300 retailers of which only half have a program today and of which Alliance Data has a dominant share.  Thus, the potential for continued long-term significant growth from new start-ups and acquisitions of outside programs remain compelling.  Additionally, the focus is on those retailers who tend to invest heavily in their brand, view their private label credit card as their primary loyalty tool and require a premium level of service to their customers.  Furthermore, the demographics of these retailers’ customers are consistent with Alliance Data’s focus on prime credit quality cardholders. These client characteristics will remain consistent as the business moves more aggressively into growth mode.  Emphasis will be placed on traditional client verticals such as specialty retail, home furnishings, hard goods, jewelry, and as new verticals such as medical and fuel are furthered explored.

 “Ivan and I joined the Company at the same time 13 years ago.  It’s been a tremendous ride as we moved from a small, highly leveraged private company into a multi-billion dollar public entity.  Ivan played a huge role in that success,” said Ed Heffernan, president and chief executive officer at Alliance Data.  “While we will miss his leadership, we’ve convinced him that full-time retirement would be far too boring, and are pleased that he has agreed to stay on to serve on the board of our wholly owned bank subsidiary.

“Melisa has spent the last 27 years in sales and client services roles, and is more than ready to take an already strong business with record earnings and make it even better.  Her expertise in driving growth through existing client relationships and new client sales will ensure this business remains a growth business for many more years.  Her strong understanding of the market and the specific needs of our clients has allowed us to continue to evolve and differentiate our product offerings through all of our clients’ customer touch points—be it point-of-sale, call centers, permission based e-mail, direct mail, mobile wallet, web display and/or social media.”

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 8,500 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act, potential effects of the Epsilon data theft incident, and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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